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EXHIBIT 10.2


                              CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this "AGREEMENT") is executed and delivered as of July 31, 2003 (the "EFFECTIVE DATE"), by and between Endocare, Inc., a Delaware corporation (the "COMPANY"), and Paul W. Mikus ("CONSULTANT"). Each of the Company and Consultant is referred to herein as a "PARTY," and, collectively, as the "PARTIES."

                                    RECITALS

         WHEREAS, concurrently with the execution of this Agreement, the Company and Consultant are executing and delivering a Separation Agreement (the "SEPARATION AGREEMENT") pursuant to which the Company and Consultant are terminating their employment relationship; and

         WHEREAS, SECTION 4 of the Separation Agreement provides that the Parties shall execute and deliver this Agreement;

         NOW, THEREFORE, in consideration of the foregoing recitals, and the representations, warranties, covenants and promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    AGREEMENT

         1. SERVICES. During the Term (as defined below in SECTION 3), Consultant shall provide consulting services (the "SERVICES") to the Company, as and when requested by the Company, including, without limitation, requested consultation regarding strategic transactions in which the Company is involved, the Company's customers, suppliers, marketing plans, strategies and tactics, the Company's employees, the Company's historical transactions, the Company's competitors and other substantive and strategic issues relevant to the Company's business. Consultant and the Company mutually shall determine the amount of the Services that Consultant shall provide; PROVIDED, HOWEVER, that Consultant shall perform the Services for a minimum of eight (8) hours per calendar quarter.

         2. COMPENSATION.

                  (a) CASH COMPENSATION. In consideration of Consultant's execution and delivery of this Agreement and the performance of the Services, the Company shall pay to Consultant $375,000 on the Effective Date. Notwithstanding anything in this Agreement to the contrary, Consultant shall be liable to repay to the Company all amounts paid to Consultant pursuant to this
SECTION 2(A) upon the occurrence of any of the following events (each, a "Payment Cancellation Event"): (i) the conviction of Consultant in a court of law, or entering a plea of guilty or no contest to, any crime directly relating to Consultant's activities on behalf of the Company during Consultant's employment with the Company; or (ii) successful prosecution of an enforcement action by the Securities and Exchange Commission against Consultant.

                  (b) BENEFITS. In consideration of Consultant's execution and delivery of this Agreement and the performance of the Services, during the twenty-four (24) month period immediately following the Effective Date,


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Consultant shall be permitted to continue to participate in the Company's fringe benefit plans to the extent permitted under applicable law and the terms of such plans. In the event that continued participation in the Company's insurance benefit plans is not permissible, then Consultant shall receive a monthly payment from the Company in an amount sufficient to enable him to purchase insurance coverage that is substantially equivalent to what he would have received had he been able to continue to participate in the Company's plans.
This coverage also shall extend to the spouse and dependents of Consultant who were covered by the relevant fringe benefit plan on the Effective Date. Notwithstanding the foregoing, the Company shall not be obligated to provide to Consultant any fringe benefits that are otherwise available to Consultant from another source (e.g., a subsequent employer).

                  (c) TREATMENT OF STOCK OPTIONS. In consideration of Consultant's execution and delivery of this Agreement and the performance of the Services, all stock options that the Company granted to Consultant prior to January 1, 2002 automatically shall continue to be subject to the option agreements that govern such options. In consideration of the Company's execution and delivery of this Agreement, Consultant agrees that the 200,000 stock options that the Company granted to Consultant on June 26, 2002 shall be terminated, effective as of the Effective Date.

                  (d) COSTS AND EXPENSES. The Company shall bear all costs and expenses incurred in connection with Consultant's performance of the Services; PROVIDED, HOWEVER, that Consultant shall not incur aggregate expenses in excess of $10,000 without the Company's prior written consent.

         3. TERM AND TERMINATION. The term of this Agreement (the "TERM") shall commence on the Effective Date and shall continue until the first anniversary of the Effective Date, unless terminated by either Party in accordance with this
SECTION 3. Either Party may terminate this Agreement immediately upon giving written notice thereof to the other Party if the other Party materially breaches any provision of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice from the other Party of such breach.

         4. SURVIVAL. The provisions of SECTIONS 2(B) (Benefits), SECTION 4 (Survival), SECTION 5 (Confidentiality), SECTION 6 (Non-Disclosure of Third Party Information), SECTION 8 (Relationship of the Parties), SECTION 9 (Taxes),
SECTION 10 (Choice of Law), SECTION 11 (Successors and Assigns), SECTION 12 (Attorneys' Fees), SECTION 13 (Interpretation), SECTION 14 (Amendments; Waivers; Remedies), SECTION 15 (Integration), SECTION 16 (Severability) and SECTION 17 (Counterparts) shall survive any termination of this Agreement. Consultant agrees that all property (including, without limitation, all equipment, tangible proprietary information, documents, records, notes, contracts and computer-generated materials) furnished to or created or prepared by Consultant incident to Consultant's engagement belongs to the Company and shall be promptly returned to the Company upon termination of this Agreement. Consultant also shall cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Consultant's engagement by the Company or the Services.

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         5. CONFIDENTIALITY. Consultant understands that Consultant's work for the Company will involve access to and creation of confidential, proprietary and trade secret information and materials of the Company (collectively, "CONFIDENTIAL INFORMATION"). Confidential Information includes, without limitation, any confidential information, ideas or materials of a technical or creative nature, such as designs and specifications, patent applications and other confidential materials and concepts relating to the Company's products, services, processes, technology or other intellectual property rights. Consultant shall not (a) use Confidential Information for any purpose whatsoever other than the performance of the Services, or (b) disclose Confidential Information to any third party.

         6. NON-DISCLOSURE OF THIRD PARTY INFORMATION. Consultant represents and warrants and covenants that Consultant shall not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including but not limited to any proprietary information or trade secrets of any former employer, if any; and Consultant acknowledges and agrees that any violation of this provision shall be grounds for Consultant's immediate termination and could subject Consultant to substantial civil liabilities and criminal penalties. Consultant further specifically and expressly acknowledges that no officer or other employee or representative of the Company has requested or instructed Consultant to disclose or use any such third-party proprietary information or trade secrets.

         7. NON-COMPETITION COVENANT.

                  (a) In consideration of the Company's execution and delivery of this Agreement, during the Term Consultant shall not engage in any Competitive Activity (as defined below) in the Restricted Territory (as defined below).

                  (b) The term "COMPETITIVE ACTIVITY" shall mean: (i) any activity specifically utilizing argon-based cryosurgical equipment or technology that directly competes with the Company's argon-based cryosurgical equipment products; or (ii) soliciting for employment or recommending for employment any person employed by the Company during such person's employment with the Company (or any affiliate of the Company) or for one (1) year thereafter.

                  (c) The term "RESTRICTED TERRITORY" shall mean every state, territory, country or jurisdiction in which the Company carries on business as of the Effective Date.

                  (d) Notwithstanding the foregoing, the provisions of this
SECTION 7 shall not prevent Consultant from beneficially owning up to one percent (1%), on a fully-diluted basis, of the total shares of all classes of stock outstanding of any corporation having securities listed on the New York Stock Exchange or the American Stock Exchange, or traded on Nasdaq.

                  (e) It is the understanding of the Parties that the scope of the covenants contained in this Section 7, both as to time and area covered, are necessary to protect the rights of the Company. It is the Parties' intention that these covenants be enforced to the greatest extent (but to no greater extent) in time, area and degree of participation as is permitted by the law of that jurisdiction whose law is found to be applicable to any acts in breach of these covenants. It being the purpose of this Agreement to govern competition by Consultant in the Restricted Territory, these covenants shall be governed by and construed according to that law (from among those jurisdictions arguably

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applicable to this Agreement and those in which a breach of this Agreement is alleged to have occurred or to be threatened) that best gives them effect. Each prohibition set forth above in this SECTION 7 shall be deemed, and shall be construed as, separate and independent agreements between Consultant and the Company. If any such agreement or any part of such agreement is held invalid, void or unenforceable by any arbitrator or court of competent jurisdiction, such invalidity, voidness or unenforceability shall in no way render invalid, void or unenforceable any other part of them or any separate agreement not declared invalid, void or unenforceable; and this Agreement shall in such case be construed as if the invalid, void or unenforceable provisions were omitted.

                  (f) The Parties agree that the covenants of Consultant not to compete contained in this SECTION 7 may be assigned by the Company to any person to whom the Company may transfer all or part of its business or any portion thereof after the date of this Agreement, whether by sale, merger, operation of law or otherwise. It is the Parties' intention that these covenants shall inure to the benefit of any person that may succeed to the Company's business or any portion thereof with the same force and effect as if these covenants were made directly with such successor.

                  (g) The Parties agree that, in the event of breach or threatened breach of Consultant's covenants in this SECTION 7, the damage or imminent damage to the value and the goodwill of the Company will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the Parties agree that the Company shall be entitled to injunctive relief against Consultant in the event of any breach or threatened breach of any of such covenants by Consultant, in addition to any other relief (including, without limitation, damages) available to the Company under this Agreement or under applicable law.

         8. RELATIONSHIP OF THE PARTIES. This Agreement shall not be construed as creating an agency, partnership, joint venture or any other form of association, for tax purposes or otherwise, between the Parties; and the Parties shall at all times be and remain independent contractors. Except as expressly agreed by the Parties in writing, neither Party shall have any right or authority, express or implied, to assume or create any obligation of any kind, or to make any representation or warranty, on behalf of the other Party or to bind the other Party in any respect whatsoever. Neither Party shall have any obligation or duty to the other Party except as expressly and specifically set forth herein, and no such obligation or duty shall be implied by or inferred from this Agreement or the conduct of the Parties hereunder. Except as provided above in SECTION 2 (Compensation), Consultant shall not be entitled to any of the benefits that the Company may make available to its employees, such as group health, life, disability or worker's compensation insurance, profit-sharing or retirement benefits, and the Company shall not withhold or make payments or contributions therefor or obtain such protection for Consultant.

         9. TAXES. Consultant shall be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Consultant's performance of the Services and receipt of compensation under this Agreement. Consultant acknowledges and agrees that it shall be Consultant's obligation to report as income all compensation received by Consultant pursuant to this Agreement and to pay any withholding taxes, self-employment taxes, and social security, unemployment or disability insurance or similar items, including interest and penalties thereon, in connection with any payments made to Consultant by the Company pursuant to this Agreement. Consultant agrees to indemnify, hold harmless and, at the Company's discretion, defend the Company against any and all liability related thereto, including, without limitation, any taxes, penalties and interest the Company may be required to pay as a result of Consultant's failure to report such compensation or make such payments.

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         10. CHOICE OF LAW. Except as otherwise provided in SECTION 7
(Non-Competition Covenant), this Agreement, in all respects, shall be interpreted, enforced and governed by and under the internal laws of the State of California, without regard to conflicts of law principles.

         11. SUCCESSORS AND ASSIGNS. Consultant shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets. Subject to the foregoing restriction on assignment by Consultant, this Agreement shall inure to the benefit of and be binding upon each of the Parties; the affiliates, officers, directors, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Consultant.

         12. ATTORNEYS' FEES. In the event that either Party asserts a claim for breach of this Agreement or seeks to enforce its terms, the prevailing Party in any such proceeding shall be entitled to recover costs and reasonable attorneys' fees.

         13. INTERPRETATION. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against either Party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

         14. AMENDMENTS; WAIVERS; REMEDIES. This Agreement may not be amended or waived except by a writing signed by Consultant and by a duly authorized officer of the Company. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a Party herein shall be cumulative and in addition to all other rights and remedies of the Party hereunder or under applicable law.

         15. INTEGRATION. This Agreement, together with any exhibits attached hereto, is intended to be the final, complete and exclusive statement of the Parties' agreement regarding the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous statements or agreements. Notwithstanding the foregoing, this Agreement shall not supersede or otherwise affect any agreements previously or concurrently executed by Consultant relating to the Company's proprietary information or intellectual property rights, or relating to Consultant's non-interference or non-solicitation obligations relative to the Company's business or employees. To the extent that the practices, policies or procedures of the Company, now or in the future, apply to Consultant and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Consultant's duties, position or compensation shall not affect the validity or scope of this Agreement.

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         16. SEVERABILITY. If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law, except as otherwise provided in SECTION 7 (Non-Competition Covenant).

         17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the Parties hereby execute this Consulting
Agreement as of the date first above written.

ENDOCARE, INC.



By: /s/ William J. Nydam                          /s/ Paul W. Mikus
    -----------------------------------           ------------------------------
Name: William J. Nydam                            Paul W. Mikus
Title: President & Chief Operating Officer




                    [SIGNATURE PAGE TO CONSULTING AGREEMENT]



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